FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook -- 336-436-5076
Investor@Labcorp.com

Media: Christopher Allman-Bradshaw — 336-436-8263
Media@Labcorp.com

LABCORP TO WEBCAST ITS ANNUAL MEETING OF SHAREHOLDERS

BURLINGTON, N.C.—April 16, 2021-- Labcorp (NYSE: LH), a leading global life sciences company, today announced that its Annual Meeting of Shareholders will be webcast live beginning May 12, at 9:00 a.m. ET via the company website at www.Labcorp.com. An archived replay of the webcast will be available for one year.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 70,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14 billion in FY2020. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to future business strategies and the opportunities for future growth. Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company’s control. These factors, in some cases, have affected and in the future (together with other factors) could affect the company’s ability to implement the company’s business strategy. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the company’s filings with the SEC including the information in the company’s most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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